                                                                      EXHIBIT 11


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)
                                  (unaudited)

                                                                      Three Months
                                                                   Ended December 31,
                                                                ------------------------
                                                                    1996         1995
                                                                -----------   ----------
PRIMARY
     Average shares outstanding                                       5,775        5,649
     Net effect of dilutive stock options - based on the
        treasury stock method using average market price                103          183
                                                                ------------  -----------
          Total                                                       5,878        5,832
                                                                ============  ===========
     Net income                                                 $      (894)  $      136

     Earnings per share                                         $     (0.15)  $     0.02
                                                                ============  ===========
FULLY DILUTED
     Average shares outstanding                                       5,775        5,649
     Net effect of dilutive stock options - based on the
        treasury stock method using the year-end market
         price, if higher than the average market price                 103          183
                                                                ------------  -----------
          Total                                                       5,878        5,832
                                                                ============  ===========
     Net income                                                 $      (894)  $      136
                                                                ============  ===========
     Earnings per share                                         $     (0.15)  $     0.02
                                                                ============  ===========
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